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                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


                                                          Jurisdiction of
Name                                                      Incorporation
----                                                      -------------

Greater American Finance Group, Inc.                      Delaware
The Berkshire Bank                                        New York






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